Exhibit 23.3
[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]
November 7, 2006
Infosys Technologies Limited
Electronics City, Hosur Road
Bangalore, Karnataka, India 560 100
     Re: Infosys Technologies Limited Registration Statement on Form F-3
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement and any amendments thereto.

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation